INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is made as of March 11, 2011, between VYSTAR CORPORATION, a Georgia corporation (“Pledgor”), and TOPPING LIFT CAPITAL LLC, a Georgia limited liability company (together with its successors and assigns, “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement) between Pledgor and Lender, Lender is willing to make certain financial accommodations available to Pledgor from time to time pursuant to the terms and conditions thereof; and

WHEREAS, Pledgor is required to execute and deliver this Agreement pursuant to the Loan Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Lender hereby agree as follows:

1.           Grant of Security Interest in Intellectual Property.  Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby mortgages, pledges and hypothecates to Lender, and grants to Lender, a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of Pledgor, whether now owned or hereafter acquired or arising and wherever located (the “Intellectual Property Collateral”):

(a)           all of its copyrights and copyright registrations, including (i) the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 1, (ii) all restorations, reversions, extensions or renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof and (v) all of Pledgor’s rights corresponding thereto throughout the world;

(b)           all of its patents and patent applications, including (i) the patents and patent applications listed on Schedule 1, (ii) all renewals, continuations, divisionals, continuations-in-part, reissues and re-examinations thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of Pledgor’s rights corresponding thereto throughout the world; and

(c)           all of its trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including (i) the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 1, (ii) all extensions, modifications and renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iv) the right to sue for past, present and future infringements and dilutions thereof, (v) the goodwill of Pledgor’s business symbolized by the foregoing or connected therewith, and (vi) all of Pledgor’s rights corresponding thereto throughout the world.

2.           Lender Rights and Remedies.  The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to Lender pursuant to the Loan Agreement and Pledgor hereby acknowledges and agrees that the rights and remedies of Lender with respect to the security interest in the Intellectual Property Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

3.           Pledgor Remains Liable.  Pledgor hereby agrees that, anything herein to the contrary notwithstanding, Pledgor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Intellectual Property Collateral.

4.           Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

5.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

PLEDGOR:	VYSTAR CORPORATION, a Georgia corporation

By:
Name:
Title:

LENDER:	TOPPING LIFT CAPITAL LLC, a Georgia limited liability company

By:
Thomas L. Minick, Managing Member

 SCHEDULE 1
TO
INTELLECTUAL PROPERTY SECURITY AGREEMENT

1.           Patent Registrations

(a)           US number 6,906,126 issued on June 14, 2005

(b)           US number 7,056,970 issued on June 6, 2006

2.           Trademark Registrations

(a)           US serial number 77434800 (registration number 3640830)

(b)           US serial number 77434799 (registration number 3640829)

(c)           US serial number 77434798 (registration number 3640828)

3.           Patent Applications

(a)           US application number 11988498 filed June 29, 2010

(b)           US application number 12356355 filed January 20, 2009

(c)           US application number 11096421 filed April 4, 2005

(d)           PCT/US05/25018

(e)           PCT/US09/031445